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                                                                   EXHIBIT 10.03


                                    EXHIBIT E

                           DEBT CANCELLATION AGREEMENT

        The Company and Vertex Technology Fund, Ltd entered into a Note Purchase Agreement dated October 16, 1998 along with related documentation. The parties agreed on the Effective Date of the Preferred Stock and Warrant Purchase Agreement (the "Agreement") that all outstanding obligations of the Company pursuant to the Note Purchase Agreement will be cancelled in consideration of the issuance of Preferred Stock and Warrants pursuant to such Agreement.
Therefore:

- The convertible secured subordinated promissory note of the Company to Vertex Technology Fund, Ltd dated October 16, 1998 is deemed satisfied in full, the Debt is cancelled and the holder shall tender the original of such note to the Company at such time.

- The Security Agreement dated October 16, 1998 between the parties is terminated along with all security interests created thereby and the beneficiary of such interests shall execute all releases of such interests upon request by the Company.

All capitalized terms have the meanings ascribed to them in the Preferred Stock and Warrant Purchase Agreement dated June 28, 1999, unless otherwise specifically provided.


VERSANT CORPORATION                                VERTEX TECHNOLOGY FUND, LTD


By:                                                By:
   -------------------------------                    --------------------------
Name:                                              Name:
     -----------------------------                     -------------------------
Title:                                             Title:
      ----------------------------                       -----------------------


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